APN:

WHEN RECORDED, MAIL TO:

Christopher K. Davis

Vice President and General Counsel

Everest Properties

199 S. Los Robles Ave., Suite 200

Pasadena, CA 91101

ASSIGNMENT OF DEED OF TRUST AND SECURITY AGREEMENT AND ASSIGNMENT OF ASSIGNMENT OF LEASES AND RENTS

WELLS FARGO BANK, N.A., A NATIONAL BANKING ASSOCIATION, SUCCESSOR BY MERGER TO WELLS FARGO BANK MINNESOTA, N.A., AS TRUSTEE FOR THE REGISTERED HOLDERS OF

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2001-C4

And

EVEREST PROPERTIES II, LLC,

A CALIFORNIA LIMITED LIABILITY COMPANY

Date: As of April 23, 2007

County: Clark

State: Nevada

ASSIGNMENT OF DEED OF TRUST AND SECURITY AGREEMENT

AND ASSIGNMENT OF ASSIGNMENT OF LEASES AND RENTS

(FUNB 2001-C4; Loan No. 502694601)

THIS ASSIGNMENT OF DEED OF TRUST AND SECURITY AGREEMENT AND ASSIGNMENT OF ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) is made and entered into as of the 23rd day of April, 2007, by WELLS FARGO BANK, N.A., A NATIONAL BANKING ASSOCIATION, SUCCESSOR BY MERGER TO WELLS FARGO BANK MINNESOTA, N.A., AS TRUSTEE FOR THE REGISTERED HOLDERS OF FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C4 (“Assignor”), having an office at 7080 Samuel Morse Drive, Columbia, Maryland 21046, Attn.: Corporate Trust Services CMBS, Re: FUNB 2001-C4, Loan No. 502694601, in favor of EVEREST PROPERTIES II, LLC, a California limited liability company (“Assignee”) having an office at 199 S. Los Robles Ave., Suite 200, Pasadena, California 91101.

W I T N E S S E T H

WHEREAS, Assignor is the present legal and equitable owner and holder of that certain Promissory Note dated August 1, 2001, executed by SUNWOOD VILLAGE JOINT VENTURE, LIMITED PARTNERSHIP, a Nevada limited partnership (“Borrower”), and made payable to the order of Assignor in the stated principal amount of TEN MILLION EIGHTY THOUSAND AND 00/100 DOLLARS ($10,080,000.00) (the “Note”) in connection with the refinancing of certain real property situated in the County of Clark and State of Nevada as more particularly described on Exhibit A annexed hereto and made a part hereof (the “Premises”); and

WHEREAS, the Note is secured by the Deed of Trust and Security Agreement and Assignment of Leases and Rents, as both are hereafter defined; and

WHEREAS, Assignee desires that Assignor assign to Assignee, and its successors and assigns, all of Assignor’s right, title and interest in and to the Deed of Trust and Security Agreement and Assignment of Leases and Rents, and Assignor agrees to such assignment.

NOW, THEREFORE, in consideration of the premises above set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Assignor and Assignee hereby covenant and agree as follows:

1.         Assignment. Assignor does hereby transfer, assign, grant and convey to Assignee, and its successors and assigns, all of the right, title and interest of Assignor in and to the following documents and does hereby grant and delegate to Assignee, and its successors and assigns, any and all of the duties and obligations of Assignor under the following documents from and after the date hereof:

(a)        That certain Deed of Trust and Security Agreement dated as of August 1, 2001, from Borrower, as Grantor, to United Title of Nevada, as Trustee, for the benefit of First Union National Bank, as Beneficiary (the “Security Instrument”) and recorded on August 2,2001, as Instrument No. 01912, in Book 20010802, in the Clark County Clerk’s Office, encumbering the Premises, together with the notes and bonds secured thereby; as subsequently assigned by First Union National Bank to Assignor hereunder by Assignment of Deed of Trust and Security Agreement and Assignment of Assignment of

Leases and Rents dated as of November 28, 2001, and recorded on May 3, 2002, as Instrument No. 00257, in Book 20020503, in the Clark County Clerk’s Office (the “First Assignment”) and

(b)       That certain Assignment of Leases and Rents dated as of August 1, 2001 by Borrower, as assignor and First Union National Bank, as assignee (the “Assignment of Leases”) recorded on August 2, 2001, as Instrument No. 01913, in Book 20010802, in the Clark County Clerk’s Office, as subsequently assigned by First Union National Bank to Assignor hereunder by the First Assignment.

TOGETHER WITH all sums and other obligations described therein and in the promissory note(s) referred to therein.

TO HAVE AND TO HOLD the same unto the Assignee and to the successors and assigns of the Assignee forever.

2.         Assumption. From and after the date hereof, Assignee, by its acceptance hereof, hereby accepts the Assignment and assumes and agrees to observe, perform and be bound by all of the terms, covenants, agreements, conditions and obligations of the Security Instrument and the Assignment of Leases required to be observed or performed by Assignor thereunder.

3.         Representations and Warranties of Assignor. This Assignment is an absolute assignment. THIS ASSIGN\IENT IS WITHOUT RECOURSE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, UPON ASSIGNOR, EXCEPT THAT ASSIGNOR HEREBY WARRANTS AND REPRESENTS TO ASSIGNEE THAT:

(a)        Assignor is the sole beneficiary of the Security Instrument and Assignment of Leases;

(b)       Assignor has not sold, transferred, assigned, conveyed, pledged or endorsed any right, title or interest in the Security Instrument or the Assignment of Leases to any person or entity other than Assignee;

(c)        Assignor has full right and power to sell and assign the same to Assignee subject to no interest or participation of, or agreement with, any party other than Assignee;

(d)       The current principal balance of the Loan, funds in suspense, escrow balances for insurance and reserves, interest payment due, default rate interest due, legal fees, inspection fees, Trustee expense, appraisal fee, miscellaneous fees, interest on advances, administrative fees, and master servicer fees/charges shown on the Statement of Mortgage Debt dated April , 2007, provided by Assignor to Assignee are true and correct in all material respects;

(e) None of the Note, the Security Instrument and the Assignment of Leases have been released, discharged, satisfied or cancelled by Assignor;

(f) No part of the collateral described in the Security Instrument or any UCC Financing Statement filed in connection therewith, or any other collateral securing the Note, has been released by Assignor from the lien thereon or subordinated by Assignor to any other lien, except that the UCC Financing Statement filed in Book 20020117, Instrument No. 02364, in Clark County, Nevada, may be considered to have lapsed; and

(g) None of the Note, the Security Instrument and the Assignment of Leases have been amended, modified, extended or renewed by Assignor, except by the First Assignment.

4.         Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Nevada.

5.         Successors and Assigns. This Assignment shall he binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.          Headings. The headings of the paragraphs of this Assignment have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Assignment or be used in any manner in the interpretation of this Assignment.

7.         Interpretation. Whenever the context so requires in this Assignment, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “person” shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

8.         Partial Invalidity. Each provision of this Assignment shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Assignment or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, then the remainder of this Assignment, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date above first written.

[END OF TEXT - SIGNATURE AND ACKNOWLEDGMENT PAGE FOLLOWS]

WELLS FARGO BANK, N.A., A NATIONAL
BANKING ASSOCIATION, SUCCESSOR BY
MERGER TO WELLS FAHGO BANK
MINNESOTA, N.A., AS TRUSTEE FOR THE
REGISTERED HOLDERS OF FIRST UNION
NATIONAL BANK COMMERCIAL
MORTGAGE TRUST, COMMERCIAL
MORTGAGE PASS-THROUGH
CERTIFICATES, SERIES 2001-C4

By:	LNR Partners, Inc., a Florida corporation, its attorney-in-fact under Limited Power of Attorney dated May 31, 2005
Witnesses:	By:	/S/ RANDOLPH J. WOLPERT
/S/ JOSH TYLER		Randolph J. Wolpert, Vice President
Print Name: Josh Tyler

[CORPORATE SEAL]

STATE OF FLORIDA

COUNTY OF MIAMI-DADE 1

The foregoing instrument was acknowledged before me this 24th day of April, 2007, by Randolph J. Wolpert, as Vice President of LNR Partners, Inc., a Florida corporation, on behalf of said corporation, as attorney-in-fact for WELLS FARGO BANK, N.A., A NATIONAL BANKING ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C4, on behalf of the said trust. He is personally known to me ~~or -h as produced a driver’s license as identification.~~

/S/ Maria E. Ruiz
Notary Public, State of Florida
Print Name: Maria E. Ruiz

My Commission Expires: May 21, 2010

EXHIBIT A

The North Half (N ½ ) of the South Half (S ½ )of the Southwest Quarter (SW ¼ ) of the Southeast Quarter (SE ¼) of Section 18, Township 21 South, Range 61 East, M.D.M., more particularly described as follows:

Commencing at the Southwest comer of the Southeast Quarter (SE ¼) of said Section 18; Thence North 01°01’02” East, along the West line thereof, a distance of 655.14 feet; Thence North 89°35’15” East, a distance of 40.01 feet to a point on the Easterly right-of-way line of Arville Street (80.00 feet wide), said point being the True Point of Beginning; Thence continuing North 89°35’15” East, a distance of 1299.07 feet to a point on the Westerly right-of-way line of Wynn Road (60.00 feet wide); Thence South 00°14’52” West, along said Westerly right-of-way line of Wynn Road, a distance 328.89 feet; Thence South 89°38’49” West, a distance of 1,303.46 feet to a point on the aforementioned Easterly right-of-way line of Arville Street; Thence North 01°01’02” East, along said Easterly right-of-way line of Arville Street a distance of 327.61 feet to the True Point of Beginning.